POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Carol J. Highsmith, Michael E. Durham and Linda A. Lawson and each of them, with full power to act without the other, as its attorney-in-fact to (i) sign and file on its behalf such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering shares of FAIRPORT FUNDS (the "Trust") and (ii) take any appropriate action to qualify or register shares of the Trust for sale in various states, to perform on its behalf acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of any such state, and in connection therewith to execute and file all requisite papers and documents, and the undersigned hereby ratifies and confirms all that said attorneys in fact, or any of them, shall do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, the Trust has caused its name to be subscribed hereto by the President this 22nd day of January, 2003.

     ATTEST:                                        FAIRPORT FUNDS



     By:                /s/                      By:         /s/
        ----------------------------------------    ----------------------------
              Charles A. Kiraly, Secretary            Scott     D.     Roulston,
     President


     STATE OF OHIO                      )
                                        )        ss:
     COUNTY OF CUYAHOGA                 )

          Before me, a Notary Public, in and for said county and state, personally appeared Scott D. Roulston, President and Charles A. Kiraly, Secretary, who represented that they are duly authorized in the premises, and who are known to me to be the persons described in and who executed the foregoing instrument, and they duly acknowledged to me that they executed and delivered the same for the purposes therein expressed.

     WITNESS my hand and official seal this 22nd day of January, 2003.


                                             /s/
                                         Notary Public
                                         Susan A. Svenson

                                         My commission expires: January 31, 2005

                                   CERTIFICATE



          The undersigned, Secretary of Fairport Funds, hereby certifies that the following action was duly approved by a majority of the Board of Trustees at a meeting held January 24, 2003, and is in full force and effect:

     " KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Carol J. Highsmith, Michael E. Durham and Linda A. Lawson and each of them, with full power to act without the other, as its attorney-in-fact to (i) sign and file on its behalf such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering shares of FAIRPORT FUNDS (the "Trust") and (ii) take any appropriate action to qualify or register shares of the Trust for sale in various states, to perform on its behalf acts as such attorneys-in-fact may deem necessary or advisable in order to comply with the applicable laws of any such state, and in connection therewith to execute and file all requisite papers and documents, and the undersigned hereby ratifies and confirms all that said attorneys in fact, or any of them, shall do or cause to be done by virtue thereof."





Dated:  January 24, 2003                                    /s/
                                             -----------------------------------
                                                 Charles A. Kiraly, Secretary
                                                        Fairport Funds